UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2009
ASPEN INSURANCE HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	001-31909	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Maxwell Roberts Building
1 Church Street
Hamilton HM 11
Bermuda
(Address of principal executive offices)
(Zip Code)
Registrant’s telephone number, including area code: (441) 295-8201
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     The Company has entered into an underwriting agreement in connection with the public offering of 1,220,000 of its ordinary shares (the "Offering") pursuant to a prospectus supplement to be filed with the Securities and Exchange Commission. The prospectus supplement relates to the prospectus included in a registration statement (File No. 333-148245) (the "Registration Statement") filed on Form F-3 with the SEC on December 21, 2007. The Company intends to use the proceeds from the Offering to repurchase a total of 2,672,500 (the "Repurchase") of its Perpetual Non-Cumulative Preference Shares (the "Perpetual Preference Shares"), with an aggregate liquidation preference of $66,812,500 at a purchase price of $12.50 per Perpetual Preference Share.
      The Offering is required to effect the Repurchase under the terms of a Replacement Capital Covenant dated November 15, 2006 (the "RCC") entered into in connection with the original issuance of the Perpetual Preference Shares. The RCC provides, among other things, that with respect to any repurchase of the Perpetual Preference Shares before November 15, 2016, 75% of the repurchase price must be funded by the net proceeds from the sale of ordinary shares.
Item 7.01 Regulation FD Disclosure
     On March 31, 2009, the Company issued a press release announcing its entry into an underwriting agreement in connection with the public offering and sale of 1,220,000 of its ordinary shares.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits
     The following exhibits are filed as part of this report and the Company hereby incorporates by reference the underwriting agreement into the Registration Statement.:
1.1	Underwriting Agreement, dated March 31, 2009 among the Company and Deutsche Bank Securities Inc.
The following exhibit is furnished under Item 7.01 as part of this report:
99.1	Press release of the Company, dated March 31, 2009.
               The information furnished under Item 7.01 “Regulation FD Disclosure” shall not be deemed “filed” for purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN INSURANCE HOLDINGS LIMITED (Registrant)
Dated: March 31, 2009	By	/s/ Julian Cusack
Name: Julian Cusack
Title: Chief Operating Officer